Exhibit 11.1

                                PREMIUMWEAR, INC.
                        PER SHARE EARNINGS COMPUTATIONS

                                                                  April 5,        April 6,
                                                                    1997            1996
                                                                 ----------      ----------
Primary Earnings Per Share:

         Weighted average number of common
                  shares outstanding ......................       2,279,000       2,137,000
         Common share equivalents from assumed
                  exercise of options and warrants ........          17,000            --
                                                                 ----------      ----------

                           Total shares ...................       2,296,000       2,137,000

                           Net income .....................      $  222,000      $   12,000

                           Net income per common and common
                                    equivalent share ......      $     0.10      $     0.01
                                                                 ==========      ==========

Fully Dilutive Earnings Per Share:

         Weighted average number of common
                  shares outstanding ......................       2,279,000       2,137,000
         Common share equivalents from assumed
                  exercise of options and warrants ........          17,000            --
                                                                 ----------      ----------

                           Total shares ...................       2,296,000       2,137,000

                           Net income .....................      $  222,000      $   12,000

                           Net income per common and common
                                    equivalent share ......      $     0.10      $     0.01
                                                                 ==========      ==========

Net income per common and common equivalent share is computed using the weighted average number of shares outstanding during each period.

Common equivalent shares represent the dilutive effects of outstanding stock options using the treasury stock method and average market prices during the periods presented.

The calculation of fully dilutive earnings per share uses the higher of the ending market price for the period or the average market price.